Exhibit 3.1


                                  AMENDMENT TO
                   CERTIFICATE OF DETERMINATION OF PREFERENCES
                                       OF
                CUMULATIVE PREFERRED STOCK, SERIES G (8.875%), H
                    (8.45%), I (8.625%), J (8%), K (8.25%), L
                 (8.25%), M (8.75%), N (9.5%), O (9.125%) AND P
                                     (8.75%)
                                       OF
                              PUBLIC STORAGE, INC.



         The undersigned, John Reyes, Senior Vice President and Chief Financial Officer, and Stephanie G. Heim, Secretary of PUBLIC STORAGE, INC., a California corporation (the "Corporation"), do hereby certify:

         FIRST: Pursuant to and in accordance with the provisions of Section 401(c) of the California Corporations Code and the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has duly adopted the recitals and resolutions attached hereto as Exhibit A and incorporated herein by reference reducing the authorized number of shares of the Corporation's:

(i)      8.875% Cumulative Preferred Stock, Series G, from 6,900 shares to 0;
(ii)     8.45% Cumulative Preferred Stock Series H, from 6,750 shares to 0;
(iii)    8.625% Cumulative Preferred Stock Series I, from 4,000 shares to 0;
(iv)     8% Cumulative Preferred Stock Series J, from 6,000 shares to 0;
(v)      8.25% Cumulative Preferred Stock Series K, from 4,600 shares to 0;
(vi)     8.25% Cumulative Preferred Stock Series L, from 4,600 shares to 0;
(vii)    8.75% Cumulative Preferred Stock Series M, from 2,250 shares to 0;
(viii)   9.5% Cumulative Preferred Stock Series N, from 9,600 shares to 0;
(ix)     9.125% Cumulative Preferred Stock Series O, from 4,000 shares to 0; and
(x)      8.75% Cumulative Preferred Stock Series P, from 2,000 shares to 0.

         SECOND: There are no currently outstanding shares of the Corporation's:

(i)      8.875% Cumulative Preferred Stock, Series G;
(ii)     8.45% Cumulative Preferred Stock, Series H;
(iii)    8.265% Cumulative Preferred Stock, Series I;
(iv)     8% Cumulative Preferred Stock, Series J;
(v)      8.25% Cumulative Preferred Stock, Series K;
(vi)     8.25% Cumulative Preferred Stock, Series L;
(vii)    8.75% Cumulative Preferred Stock, Series M;
(viii)   9.5% Cumulative Preferred Stock, Series N;
(ix)     9.125% Cumulative Preferred Stock, Series O; and
(x)      8.75% Cumulative Preferred Stock, Series P.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of our own knowledge.

         IN WITNESS WHEREOF, the undersigned has executed this certificate on November 7, 2005.


                               /s/ John Reyes
                               --------------
                               John Reyes
                               Senior Vice President and Chief Financial Officer



                               /s/ Stephanie G. Heim
                               ---------------------
                               Stephanie G. Heim
                               Secretary

                                    EXHIBIT A

                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                                       OF
                              PUBLIC STORAGE, INC.

               DECREASING TO 0 THE AUTHORIZED NUMBER OF SHARES OF
       CUMULATIVE PREFERRED STOCK, SERIES G (8.875%),H (8.45%),I (8.625%),
   J (8%), K (8.25%), L (8.25%), M (8.75%), N (9.5%), O (9.125%) AND P (8.75%)


                  RESOLVED: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 8.875% Cumulative Preferred Stock, Series G, the number of shares constituting the corporation's 8.875% Cumulative Preferred Stock, Series G, is decreased from 6,900 shares to 0.

                  RESOLVED FURTHER: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 8.45% Cumulative Preferred Stock, Series H, the number of shares constituting the corporation's 8.45% Cumulative Preferred Stock, Series H, is decreased from 6,750 shares to 0.

                  RESOLVED FURTHER: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 8.625% Cumulative Preferred Stock, Series I, the number of shares constituting the corporation's 8.625% Cumulative Preferred Stock, Series I, is decreased from 4,000 shares to 0.

                  RESOLVED FURTHER: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 8% Cumulative Preferred Stock, Series J, the number of shares constituting the corporation's 8% Cumulative Preferred Stock, Series J, is decreased from 6,000 shares to 0.

                  RESOLVED FURTHER: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 8.25% Cumulative Preferred Stock, Series K, the number of shares constituting the corporation's 8.25% Cumulative Preferred Stock, Series K, is decreased from 4,600 shares to 0.

                  RESOLVED FURTHER: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 8.25% Cumulative Preferred Stock, Series L, the number of shares constituting the corporation's 8.25% Cumulative Preferred Stock, Series L, is decreased from 4,600 shares to 0.

                  RESOLVED FURTHER: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 8.75% Cumulative Preferred Stock, Series M, the number of shares constituting the corporation's 8.75% Cumulative Preferred Stock, Series M, is decreased from 2,250 shares to 0.

                  RESOLVED FURTHER: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 9.5% Cumulative Preferred Stock, Series N, the number of shares constituting the corporation's 9.5% Cumulative Preferred Stock, Series N, is decreased from 9,600 shares to 0.

                  RESOLVED FURTHER: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 9.125% Cumulative Preferred Stock, Series O, the number of shares constituting the corporation's 9.125% Cumulative Preferred Stock, Series O, is decreased from 4,000 shares to 0.

                  RESOLVED FURTHER: That, pursuant to the authority conferred in the Board of Directors by Article III of the Restated Articles of Incorporation of this corporation and the resolutions creating the corporation's 8.75% Cumulative Preferred Stock, Series P, the number of shares constituting the corporation's 8.75% Cumulative Preferred Stock, Series P, is decreased from 2,000 shares to 0.